Exhibit 99.1
Form of Subscription Agreement
StemCells, Inc.
3155 Porter Drive
Palo Alto, CA 94304
Ladies and Gentlemen:
The undersigned,                                          (the “Investor”), hereby confirms its agreement with you as follows:
     1. This Subscription Agreement (the “Subscription Agreement”) is made as of October 28, 2009 between StemCells, Inc., a Delaware corporation (the “Company”), and the Investor.
     2. The Company and the Investor have agreed that the Investor will purchase from the Company and the Company will issue and sell to the Investor 5,000,000 shares (the “Shares”) of common stock of the Company (the “Common Stock”), at a purchase price of $1.25 per Share, or an aggregate purchase price of $6,250,000.00 (the “Purchase Price”). In addition, the Company will issue and sell to each Investor a warrant to purchase 2,000,000 shares of the Company’s Common Stock issued to such Investor, in substantially the form attached hereto as Annex I (the “Warrants”). The Shares and the Warrants are collectively referred to herein as the “Securities.” The Investor acknowledges that the offering of the Securities is not a firm commitment underwriting.
     3. The offering and sale of the Securities (the “Offering”) are being made pursuant to (i) an effective Registration Statement on Form S-3 (including the Prospectus contained therein dated July 18, 2008 (the “Basic Prospectus”), the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), (ii) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof, and (iii) a Prospectus Supplement (the “Prospectus Supplement”), containing certain supplemental information regarding the Securities, the Company and the terms of the Offering that will be filed with the Commission and delivered to the Investor along with the Company’s counterpart to this Subscription Agreement (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission). The Registration Statement also covers the issuance of the Shares to be issued on exercise of the Warrants.
     4. The completion of the purchase and sale of the Securities (the “Closing”) shall occur on November 2, 2009. At the Closing, the Company shall deliver to the Investor, using customary book-entry procedures, the number of Securities as set forth above in Section 2, and the Investor shall deliver, or cause to be delivered, to the Company by Federal Funds wire transfer the full amount of the Purchase Price for the Securities being purchased.
     5. This Subscription Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

     6. This Subscription Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.
     7. A prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained, when available, from the Company at 3155 Porter Drive, Palo Alto, CA 94304, Attention: Chief Executive Officer.
     8. The Company confirms that it has entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Chardan Capital Markets, LLC (the “Placement Agent”) that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. A copy of the Placement Agency Agreement is available upon request.
     9. The Company further confirms and the Investor acknowledges that the Investor’s obligation to purchase the Securities is subject to the condition that the Placement Agent shall not have (a) terminated the Placement Agency Agreement or (b) determined that the conditions to closing in the Placement Agency Agreement have not been satisfied. The Investor confirms that its obligations are expressly not conditioned on the purchase by any other investors of Securities that they have agreed to purchase from the Company.
     10. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Basic Prospectus, which is a part of the Company’s Registration Statement and the documents incorporated by reference therein, prior to or in connection with the receipt of this Subscription Agreement. The Investor acknowledges that, prior to the delivery of this Subscription Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). The Offering Information may be provided to the Investor by any means permitted under the Act, including in the Prospectus Supplement (delivered to the Investor or made available to it by the filing of an electronic version thereof with the Commission), a free writing prospectus or oral communications.
     11. No offer by the Investor to buy Securities will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Subscription Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or the Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. This Subscription Agreement will constitute only an indication of interest and will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Subscription Agreement is accepted and countersigned by or on behalf of the Company.
     12. The Investor represents that, except as set forth below, (a) it has had no position,

office or other material relationship within the past three years with the Company or any of its affiliates, (b) it is not a FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Shares, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)
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Number of Shares:

Purchase Price Per Share: $

Aggregate Purchase Price: $
Please acknowledge that the foregoing correctly confirms the agreement between us by signing in the space provided below for that purpose.

Name of Investor:

By:
Name:
Title:

Address:

Tax ID No.:

Contact Name:

Telephone:

Name in which book entry should be made:

Contact Name:

ACKNOWLEDGED AND AGREED
StemCells, Inc.

By:	Name: Title

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